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                                                                    Exhibit 10.1
                                                                    ------------

                                   TERM SHEET
                                   ----------

                                November 28, 2001
                                -----------------

                        $800 Million Equity Investment in
                             XO Communications, Inc.



Issuer:                       XO Communications, Inc., a Delaware corporation
                              (the "Company").

Investors:                    (1) Forstmann Little & Co. Equity Partnership-VII,
                              L.P., a Delaware limited partnership ("Equity
                              VII"), Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII,
                              L.P., a Delaware limited partnership ("MBO VIII" and collectively with Equity VII, "Forstmann
                              Little"); and (2) an undisclosed strategic investor (together with its majority owned subsidiaries, "Investor/Partner" and collectively with Forstmann Little, the "Investors").

Investment:                   Forstmann Little shall invest $400 million in
                              exchange for shares of Class A Common Stock
                              ("Class A Common Stock") of the Company and for one share of a new Class D Common Stock ("Class D
                              Common Stock") equal in the aggregate to 39% of the total outstanding equity securities of the Company on a fully diluted basis. Investor/Partner shall invest $400 million in exchange for shares of a new Class C Common Stock ("Class C Common
                              Stock" together with the Class A Common Stock and
                              Class D Common Stock will hereinafter collectively be called, "Common Stock") of the Company equal to 39% of the total outstanding equity securities of the Company on a fully diluted basis. The investments of Forstmann Little and
                              Investor/Partner referred to above are hereinafter referred to as the "Investments".

Certain Defined Terms:        For purposes of this term sheet, the following
                              capitalized terms shall have the following meanings: "Major Event" shall mean any merger, consolidation, reorganization or recapitalization of the Company or any sale of all or a substantial portion of the assets of


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                              the Company and its subsidiaries; "Acquisition"
                              shall mean the acquisition by any person or any group of persons (as such terms are used for purposes of Schedule 13D under the Securities Exchange Act of 1934) of more than 50% of the total number of outstanding shares of Common Stock; and the "Board Representation Date" shall mean the date when no director, officer, employee or other representative of Investor/Partner is a member of the board of directors of an entity that competes with the Company such that Section 8 of the Clayton Act would be applicable to Investor/Partner with respect to its having representatives on the Company Board (as hereinafter defined).

Terms of Common Stock:        Each share of Common Stock shall be entitled to
                              one vote. The Class A Common Stock, the Class C
                              Common Stock and the Class D Common Stock shall vote together as a single class on all matters on which holders of Common Stock are entitled to vote. Except for the special voting rights of the Class C Common Stock and the Class D Common Stock set forth below, all Common Stock shall be identical in all respects.

                              Each share of Class C Common Stock shall be convertible, at any time and at the option of the holder thereof, into one share of Class A Common Stock. The share of Class D Common Stock shall automatically convert into Class A Common Stock simultaneously with the conversion of all shares of Class C Common Stock into Class A Common Stock. Each share of Class C Common Stock shall convert into one share of Class A Common Stock at any time such share of Class C Common Stock has been transferred to any person other than Investor/Partner or a majority-owned subsidiary of Investor/Partner.

                              In addition, all shares of Class C Common Stock shall automatically convert into Class A Common Stock under the following circumstances:

                              o At any time if Investor/Partner and its majority-owned subsidiaries own Class C Common

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                                        Stock representing less than 10% of the
                                        total number of outstanding shares of
                                        Common Stock; or

                              o         Upon the fourth anniversary of the
                                        Closing.

Major Events:                 At any time at which there shall remain
                              outstanding any shares of Class C Common
                              Stock or Class D Common Stock, the affirmative vote of the holders of a majority of the outstanding shares of Class C Common Stock, voting as a separate class, and the affirmative vote of the holder of the share of Class D Common Stock, voting as a separate class, shall be required before the Company may consummate a Major Event.

                              In addition, if, at any time prior to the Board Representation Date there are any outstanding shares of Class C Common Stock, the affirmative vote of the holders of a majority of the outstanding shares of Class C Common Stock voting as a separate class, shall be required before the Company may:

                              o         Acquire, by merger, purchase or
                                        otherwise, any equity interest in or
                                        assets of any other person with a value
                                        greater than 20% of the Company's net
                                        assets;

                              o Authorize for issuance or issue any equity securities or derivative securities with a value in excess of $100 million (other than to key employees in the ordinary course of business consistent with a plan approved by the Company's Compensation Committee and Board of Directors);

                              o Incur indebtedness for borrowed money in excess of $100 million in aggregate principal amount; or

                              o         Amend its certificate of incorporation
                                        or bylaws.

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Use of Proceeds:              $600 million to fund continued development of the
                              Company's network and for general working capital purposes and $200 million to be used in the Restructuring described below.

Restructuring:                It shall be a condition to the obligation of each
                              Investor to consummate the Investment that the Company shall have completed a restructuring (the
                              "Restructuring") which results in the revised capitalization set forth on Exhibit A hereto (the
                              "New Capitalization"). In order to effectuate the Restructuring, the Company shall (A) undertake (i) an exchange offer pursuant to which the Company will offer to exchange all of its outstanding senior notes, subordinated notes and preferred stock for Class A Common Stock and (ii) a related consent solicitation with respect to the approval of a Chapter 11 plan of reorganization in respect of the New Capitalization or (B) if the Company determines that it is not feasible to implement the New Capitalization through an exchange offer or such exchange offer fails to result in the Company having the New Capitalization but the Company has received the consents necessary to confirm a Chapter 11 plan of reorganization in respect of the New Capitalization, the Company shall commence a Chapter 11 case and file the Chapter 11 plan of reorganization that implements the terms of a Restructuring that results in the New Capitalization with the appropriate bankruptcy court and will seek to obtain an order confirming such plan as expeditiously as possible; provided, that, notwithstanding the foregoing, the Company may, if it has obtained such number of consents to be specified in the SPA, commence a case under Chapter 11 of title 11, United States Code, and file a pre-negotiated Chapter 11 plan contemplating the New Capitalization with the appropriate bankruptcy court and seek to obtain an order confirming such plan as expeditiously as possible.

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Share Purchase Agreement:     The Investors will make their respective
                              investments and acquire their shares of Common Stock pursuant to a Share Purchase Agreement (the "SPA") between the Investors and the Company to be entered into as soon as practicable following the date hereof, but in no event later than December 14, 2001. The SPA will have customary representations and warranties, covenants and closing conditions, including the closing conditions discussed below.

Shareholders Agreement:       Concurrently with the execution of the SPA, the
                              Investors and the Company shall enter into a shareholders agreement (the "Shareholders
                              Agreement"), which shall be effective upon the date of the Closing of the Investment (the
                              "Closing").

Corporate Governance:

     Before the Board
     Representation Date:     The number of directors of the Company shall be
                              fixed at not more than 12. Investor/Partner shall be entitled to vote its shares of Class C Common
                              Stock generally for the election of directors. So long as Forstmann Little holds at least 10% of the outstanding Common Stock, Forstmann Little shall have the right to appoint or nominate to the board of directors of the Company (the "Company Board") such number of directors equal to the product of
                              (i) the total number of directors on the Company
                              Board times (ii) the percentage of the total number of outstanding shares of Common Stock owned by both Forstmann Little and Investor/Partner, rounded up to the nearest whole number. Pursuant to the Shareholders Agreement, Investor/Partner will agree to vote its shares of Class C Common
                              Stock for the election of the nominees of Forstmann Little to the Company Board. The composition of the Company Board shall be adjusted annually in accordance with the foregoing provisions. The remaining members of the Company
                              Board shall include the CEO and that number of independent directors required for the Company to continue to be listed on Nasdaq.

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                              Prior to the Board Representation Date and so long
                              as Investor/Partner holds at least 10% of the outstanding Common Stock, Investor/Partner shall have the right to designate up to 2 non-voting observers to the Company Board. Such observers shall be provided notice of all meetings of the Company Board and actions taken in lieu of meeting and shall have the right to attend all meetings of the Company Board.

                              Prior to the Board Representation Date and so long as Investor/Partner holds at least 10% of the outstanding Common Stock, at least one observer designee of Investor/Partner shall be entitled to receive notice of and attend meetings of each committee of the Company Board.

                              The Board Representation Date will not occur prior to the Closing, and will be subject to all necessary regulatory approvals, including, without limitation FCC approval.

     After the Board
     Representation Date:     The number of directors of the Company shall be
                              fixed at not more than 12. So long as each Investor holds at least 10% of the outstanding
                              Common Stock, such Investor shall have the right to appoint or nominate to the Company Board such number of directors equal to the product of (i) the total number of directors on the Company Board times (ii) the percentage of the total number of outstanding shares of Class A Common Stock owned by such Investor, rounded up to the nearest whole number. Pursuant to the Shareholders Agreement, the Investors will agree to vote their shares of Common Stock for the election of the nominees of the other Investor to the Company Board. The composition of the Company Board shall be adjusted annually in accordance with the foregoing provisions. The remaining members of the Company
                              Board shall include the CEO and that number of independent directors required for the Company to continue to be listed on Nasdaq.

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                              Subject to the rules and regulations of the
                              Securities and Exchange Commission and Nasdaq, so long as an Investor holds at least 20% of the outstanding Class A Common Stock, at least one designee of such Investor shall be entitled to sit on each committee of the Company Board other than the Executive Committee, which is specifically dealt with below.

                              In addition to Audit and Compensation Committees, the Company Board shall establish and maintain a five-member Executive Committee which shall have responsibility for the strategic direction of the Company. The CEO shall be a member of the Executive Committee. Prior to the Board Representation Date, Forstmann Little shall have the right to have (a) four director designees on the Executive Committee so long as Forstmann Little continues to own at least 15% of the outstanding Common Stock or (b) two director designees on the Executive Committee so long as Forstmann Little continues to own at least 10% but less than 15% of the outstanding Common Stock. After the Board Representation Date, each Investor shall have the right to have (a) two director designees on the Executive Committee so long as such Investor continues to own at least 15% of the outstanding Common Stock or (b) one director designee on the Executive Committee so long as such Investor continues to own at least 10% but less than 15% of the outstanding Common Stock. Thus, initially the Executive Committee shall consist of the CEO and four designees of Forstmann Little. In furtherance of the responsibilities set forth above, the Company shall not take any of the following actions without the approval of at least 2/3 of the members of the Executive Committee:

                              o Approve or modify the business plan, adopt a new business plan or take any action that would constitute a material deviation from the current business plan;

                              o         Approve or recommend a Major Event;

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                              o         Acquire, by merger, purchase or
                                        otherwise, any equity interest in or
                                        assets of any other person with a value
                                        greater than $100 million;

                              o Authorize for issuance or issue any equity securities or derivative securities with a value in excess of $100 million (other than to key employees in the ordinary course of business consistent with a plan approved by the Company's Compensation Committee and Board of Directors);

                              o Purchase or redeem any shares of its capital stock;

                              o Declare or pay any dividends, or make any distributions in respect of any shares of its capital stock;

                              o         Redeem, retire, defease, offer to
                                        purchase or change any material term,
                                        condition or covenant in respect of
                                        outstanding long-term debt;

                              o Incur indebtedness for borrowed money in excess of $100 million in aggregate principal amount;

                              o         Make any material change in its
                                        accounting principles or practices
                                        (other than as required by GAAP or
                                        recommended by the Company's outside
                                        auditors), or remove the Company's
                                        outside auditors or appoint new
                                        auditors; and

                              o Appoint or terminate or modify the terms of the employment of any member of the Company's senior management.

                              Notwithstanding the foregoing, if any of the matters referred to above under the heading "After the Board Representation Date" are not approved by the requisite

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                              2/3 majority of the Executive Committee and
                              representatives of the Investors have attempted to resolve their differences regarding the matter for at least 30 days, any member of the Executive Committee shall be entitled to present such issue to the Company Board where the issue may be adopted or rejected by a majority vote of the Company Board.

Veto Rights:                  So long as (i) an Investor holds shares of Class A
                              Common Stock representing at least 20% of the outstanding Common Stock and (ii) no Major Event or Acquisition has occurred, the approval of at least one director designee of such Investor shall be required before the Company may take any of the following actions:

                              o Amend its certificate of incorporation or bylaws, it being understood and agreed that the Company's certificate of incorporation and bylaws shall not contain any super-majority voting provisions for Major Events;

                              o Enter into any transaction with any affiliate, officer, director or stockholder;

                              o File any petition for bankruptcy or make any assignment for the benefit of creditors.

Transferability:              Prior to the fourth anniversary of the Closing of
                              the Investment, the shares of Common Stock acquired by each Investor pursuant to the SPA shall be transferable only to affiliates of such Investor. Following such fourth anniversary, such shares shall be freely transferable without restriction under the SPA or otherwise and shall, following such date, be subject to a registration rights agreement (the "Registration Rights
                              Agreement"), the terms of which are summarized below.

Standstill:                   Each Investor will agree that, so long as the
                              other Investor holds at least 20% of the outstanding Common Stock, it will not, without the express written consent of the other Investor, (i) acquire any additional

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                              shares of Common Stock, other equity securities of
                              the Company or other securities convertible or exchangeable into equity securities of the Company, except pursuant to its pre-emptive rights discussed below, (ii) solicit consents for the election of directors to the Company Board (other than as expressly permitted by the Shareholders Agreement) or seek to change the number of directors on the Company Board, (iii) form, encourage or participate in a "person" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 for the purpose of taking any actions described in this paragraph, (iv) make any shareholder proposals to the Company or (v) propose or commence any mergers, acquisitions, tender offers, asset sale transactions or other business combinations involving the Company.

Shareholder Agreement
Termination:                  The Shareholders Agreement shall terminate when
                              either Investor holds less than 10% of the outstanding Common Stock.

Pre-emptive Rights:           Each Investor shall have a pre-emptive right to
                              purchase its pro rata percentage of any subsequent issuances of equity securities (or equivalents or derivatives thereof) or debt securities by the Company. So long as there remain outstanding any shares of Class C Common Stock, Investor/Partner shall have the right to purchase shares of Class C
                              Common Stock in the exercise of its pre-emptive rights and Forstmann Little shall have the right to purchase shares of Class D Common Stock in the exercise, of its pre-emptive rights.

Lock-Up: The Company and each of its directors and officers and each holder of more than 5% of the Company's equity securities (including the Investors) shall be prohibited, directly or indirectly, from issuing, selling or otherwise distributing any equity securities of the Company or any securities convertible or exchangeable into equity securities of the Company for a period of one year following the Closing.

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Representations, Warranties
  and Covenants:              The SPA will contain standard representations and
                              warranties customary in similar transactions for companies in similar financial positions. The
                              Company will covenant to conduct its business prior to the Closing only in the ordinary course
                              (other than with respect to the Restructuring) and will make other customary pre-Closing covenants, including without limitation:

                              o No issuances of common stock, options, warrants or rights to acquire common stock or securities convertible or exchangeable into common stock, except pursuant to one of the Company's stock option plans or the Restructuring.

                              o         No additional repurchases of the
                                        Company's outstanding debt and equity
                                        securities, except pursuant to the
                                        Restructuring.

                              o         No cash interest payments or cash
                                        dividend payments will be paid by the
                                        Company after November 30, 2001 with
                                        respect to any series or class of the
                                        Company's outstanding senior notes,
                                        subordinated notes, preferred stock and
                                        common stock.

Indemnification:              The Company will indemnify the Investors, their
                              directors, officers, employees, agents and affiliates against all losses, liabilities, or damages arising out of or in connection with the transactions contemplated by this term sheet.

Conditions to Closing         In addition to the consummation of the
                              Restructuring, the SPA will contain standard closing conditions for similar transactions, including the following, each of which shall be fulfilled to the satisfaction of, or waived by, each Investor:

                              o         All shares of Class B Common Stock
                                        ("Class B Common Stock") shall have been converted into shares of Class A Common Stock in accordance with the New Capitalization.

                              o Receipt of all regulatory approvals (including those of the SEC and FCC, DOJ, FTC and state and

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                                        foreign regulatory authorities, if any)
                                        and third party consents.

                              o Approval from the Nasdaq Stock Market of continued listing of the Class A Common Stock after the Restructuring.

                              o A restructuring of the Company's bank credit facilities on terms acceptable to the Investors, including without limitation, covenant waivers, covenant amendments, rescheduling of principal repayments and increases in the size of the credit facility.

                              o All transaction documents, including without limitation the Company's Amended and Restated Certificate of
                                        Incorporation and bylaws, shall be in
                                        form and substance reasonably acceptable to each Investor.

                              o All court orders necessary to consummate the Restructuring shall have been obtained and have become final and non-appealable.

                              o         There shall not have occurred any
                                        material adverse change in the business, operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole.

                              o         There shall not exist any material
                                        litigation, including, but not limited
                                        to actions seeking injunctive relief,
                                        regarding the transactions contemplated
                                        by this term sheet or that would
                                        otherwise have a material adverse effect upon the business, operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole (an "MAE").

                              o There shall not exist any injunction or other order or decree the effect of which would prevent the consummation of the transactions contemplated by this term sheet or that would otherwise have an MAE.

                              o         Execution of the Shareholders Agreement.

                              o         Execution of the Registration Rights
                                        Agreement.

                              o Retention of senior management of the Company to the satisfaction of, and upon economic terms acceptable to, each Investor.

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Due Diligence:                The Investors expect and intend to have
                              substantially completed a due diligence
                              investigation of the Company within two weeks following the execution of this term sheet, subject to "bring down" due diligence for events subsequent to that two-week period. The SPA will not contain a due diligence condition.

Right to assume obligations:  If either Investor elects to terminate the SPA with respect to its investment based on the failure of one or more of the foregoing conditions to be satisfied, the other Investor may waive such condition(s), assume the obligations of such Investor and consummate the Investment.

Termination:                  Each Investor may terminate the SPA (i) for any
                              material breach by the Company or the other
                              Investor of its representations and warranties or covenants contained in the SPA, (ii) if the Restructuring has not been consummated on terms acceptable to the Investors within 8 months from the earlier of (x) the date of execution of the SPA and (y) December 14, 2001; provided, however, that such period shall be extended for up to 4 months if all conditions to Closing other than regulatory approvals shall have been satisfied;
                              and provided, further, that such period shall be further extended for up to an additional 30 days as contemplated under the heading "Expected
                              Closing" below.

Termination Fee:              The Company will pay to each Investor a fee equal
                              to 1% of the "pre-money valuation" of the Company
                              (which fee, the parties acknowledge and agree, as of the date hereof would be $15 million per Investor) upon the termination by the Company of the SPA for the purpose of permitting a third party to make an investment in the Company or in connection with a proposed Major Event or Acquisition. When the Company commences a Chapter
                              11 case in order to effectuate its Chapter 11 plan in respect of the New Capitalization, the Company shall immediately thereafter, but in no event later than three business days after the commencement of the case, seek court approval of the foregoing payments, together with the expense reimbursement set forth below, as break-up fees payable to the Investors. With respect to the immediately preceding sentence, time is of the essence; if the court approval referred to in that sentence is not obtained promptly, the Investors shall be entitled to terminate the SPA.

Expected Closing:             Subject to the satisfaction or waiver by the
                              Investors of the closing conditions set forth above, the purchase of Common Stock contemplated by this term sheet will close on a date mutually satisfactory which is not more than 30 days after the later of (i) the date upon which the order of the bankruptcy court confirming the pre-negotiated bankruptcy plan filed pursuant to the terms hereof becomes final and non-appealable and (ii) the date upon which all regulatory approvals necessary to consummate the transactions contemplated by this term sheet have been obtained.

Expenses:                     The Company shall reimburse each Investor for all
                              its reasonable, documented, out-of-pocket costs and expenses (including, without limitation, the fees and expenses of counsel, advisors and accountants) incurred in connection with the transactions contemplated hereby up to a maximum amount per Investor of $3.75 million if the SPA is not executed or $5 million if the SPA is executed, in any case, regardless of whether the Investment is consummated, it being specifically understood and agreed that neither Forstmann Little nor any of its affiliates will receive any fee in connection with the transactions contemplated hereby.

Certain Information:          The directors designated by the Series C and
                              Series D Preferred Stock shall be permitted to participate in all meetings and votes of the Company Board (other than with respect to transactions where Forstmann Little is a party), and shall receive all information provided to other members of the Company Board, regarding the status and terms of any proposals, discussions, negotiations and agreements concerning any proposed investment in, or business combination, other change of control transaction or restructuring involving, the

                              Company. These directors shall be permitted to provide any and all such information to Forstmann Little and Investor/Partner and their respective attorneys, advisors and accountants.

Successors and Assigns:       Each Investor can assign its respective rights and
                              remedies under the SPA and the Shareholders
                              Agreement to one of its controlled affiliates which shall agree to be bound by the terms thereof.

Publicity:                    The Investors and the Company agree to consult
                              with each other prior to issuing any public announcement relating to this term sheet or the transactions contemplated hereby.

Governing Law:                New York


                          REGISTRATION RIGHTS AGREEMENT


Concurrently with the execution of the SPA, the Investors and the Company shall enter into a Registration Rights Agreement (the "Registration Rights Agreement"), which shall be effective upon the Closing and contain the following material terms:

Securities Covered:           All Class A Common Stock acquired pursuant to the
                              transactions contemplated by this term sheet.

Demand Rights:                Investor/Partner and Forstmann Little will each
                              have five demand registrations, subject to 90-day blackout periods and standard cut-back rights. The minimum size of a demand registration of the Investors shall be the lesser of 20% of the shares obtained by such Investor pursuant to this term sheet or $50 million unless the amount of Class A
                              Common Stock acquired pursuant to this term sheet which is still subject to registration is less than the lower of such amounts, in which case such minimum shall be the amount of Class A Common
                              Stock still subject to registration.

Piggyback Rights:             The Investors shall have unlimited "piggyback"
                              rights with respect to registered public offerings by the Company, subject to standard underwriters' cutback provisions with priority given to the Company.

Expenses of Registration:     The Company will pay the registration expenses of
                              any registration including, without limitation, the SEC and NASD registration fees and the reasonable fees and expenses of counsel for the Investors (but not including underwriters' discounts and commissions).

Indemnification:              The Company will indemnify the Investors, the
                              underwriters and their respective affiliates and control persons against liabilities arising out of misstatements or omissions or alleged misstatements or omissions in the registration statement and prospectus.

                              The Investors will indemnify the Company, the underwriters and their respective affiliates and control persons against liabilities arising out of misstatements or omissions in the registration statement and prospectus, but only with respect to misstatements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Investors expressly for use in such registration statement and prospectus.

Rule 144 Information:         The Company will ensure that there is adequate
                              public information regarding the Company at all times to permit sales of securities pursuant to Rule 144 under the Securities Act of 1933.

            NON-BINDING EFFECT OF TERM SHEET; THIRD-PARTY BENEFICIARY

     Except for the provisions regarding (i) the expense reimbursement provided for herein, (ii) publicity and (iii) the matters set forth under the heading "Certain Information", this summary of proposed terms shall not constitute a legally binding agreement among the Investors and the Company, but is intended to serve as the basis for the preparation of the SPA, the Registration Rights Agreement, the Shareholders Agreement and other documents related to the transactions contemplated by this term sheet, and accordingly, except as expressly provided in the first clause of this sentence, no legally binding agreement shall arise until the SPA, in mutually satisfactory form, has been duly authorized, executed and delivered by the Company and the Investors.

     The Company and Forstmann Little acknowledge that Investor/Partner is a third-party beneficiary with respect to the binding provisions of this term sheet. The identity of Investor/Partner will be disclosed to the Company upon the execution by the Company of this term sheet.

                                        Forstmann Little & Co. Equity
                                          Partnership-VII, L.P.



                                        By: /s/ Sandra Horbach
                                            ------------------------------------


                                        Forstmann Little & Co. Subordinated Debt
                                          and Equity Management Buyout
                                          Partnership Partnership-VIII, L.P.


                                        By: /s/ Sandra Horbach
                                            ------------------------------------


                                        XO Communications, Inc.



                                        By: /s/ Daniel F. Akerson
                                            ------------------------------------



November 28, 2001

                                    Exhibit A
                               New Capitalization


     Set forth below is a summary of the proposed New Capitalization.


----------------------------------------   ------------------------------------   ------------------------------------
                                                        Amount                        Ownership of the Company

----------------------------------------   ------------------------------------   ------------------------------------
Unrestricted Cash                                              to be discussed                   ---

----------------------------------------   ------------------------------------   ------------------------------------
Aggregate Indebtedness(1)                             Not to exceed $1 billion                   ---

----------------------------------------   ------------------------------------   ------------------------------------
Forstmann Little's New Equity (Class A                            $400 million                   39%
Common and Class D Common)

----------------------------------------   ------------------------------------   ------------------------------------
Investor/Partner's New Equity (Class C                            $400 million                   39%
Common)

----------------------------------------   ------------------------------------   ------------------------------------
Management Equity (Class A Common)                                 $41 million(2)                 4%

----------------------------------------   ------------------------------------   ------------------------------------
Other Equity Holders (Class A Common)                             $185 million(3)                18%
----------------------------------------   ------------------------------------   ------------------------------------


--------
(1) Excludes any capitalized leases.

(2) To the extent management equity includes options, such options are valued at their implied valuation before taking into account exercise price.

(3) Implied valuation.